EXHIBIT 23(b)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report of Independent Auditors dated February 19, 1999 which appears in Valley Ridge Financial Corp.'s Annual Report on Form 10-KSB for the year ended December 31, 1998.

/s/Crowe, Chizek and Company LLP
Crowe, Chizek and Company LLP

Grand Rapids, Michigan
August 10, 1999